THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take about the Offer or the contents of this letter, you should consult your stockbroker, bank manager, solicitor, accountant, or other independent financial adviser authorised under the Financial Services and Markets Act 2000 or other appropriate adviser immediately. If you have sold or transferred all your Huntingdon securities, please forward this letter to the purchaser or the transferee or to the stockbroker, bank or other agent through whom the sale was effected, for transmission to the purchaser or transferee. This letter should not be distributed, forwarded or transmitted, however, in or into Canada, Australia or Japan.

The directors of Life Sciences Research Inc. ("LSR") and Huntingdon Life Sciences Group plc ("Huntingdon") accept responsibility for the information contained in this letter. To the best of the knowledge and belief of the directors of LSR and Huntingdon (who have taken all reasonable care to ensure such is the case), the information contained herein for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This document has been approved as a financial promotion for the purposes of section 21 of the Financial Services and Markets Act 2000.

LIFE SCIENCES RESEARCH, INC.                                               [HUNTINGDON LOGO]
                                                          Huntingdon Life Sciences Group plc
                                                           Registered in England, No. 502370
Principal Office:                                                Registered and Head Office:
PMB #251                                                                        Woolley Road
211 East Lombard Street                                                            Alconbury
Baltimore                                                                         Huntingdon
Maryland, 21202-6102                                                 Cambridgeshire PE28 4HS

                                                               December 24, 2001

Dear Huntingdon Securityholder:

LIFE SCIENCES RESEARCH, INC. ("LSR"): RECOMMENDED OFFER FOR HUNTINGDON LIFE SCIENCES GROUP PLC ("HUNTINGDON") -- REVISED OFFER DOCUMENT MAILED TO HUNTINGDON'S US SECURITYHOLDERS

     On 16 October 2001, a recommended offer was made by LSR for the entire issued share capital of Huntingdon (the "Offer"), details of which were set out in the Offer Document of that date, a copy of which was mailed to you. The Offer Document is part of LSR's Registration Statement filed on Form S-4 (the "Registration Statement") with the US Securities and Exchange Commission (the "SEC") in connection with the issue of shares of LSR Voting Common Stock pursuant to the Offer. The SEC yesterday declared the Registration Statement effective, thus satisfying one of the outstanding conditions of the Offer.

     In order to comply with US securities laws, LSR has revised the Offer Document and is mailing the revised Offer Document to Huntingdon's US securityholders.

     The revised Offer Document is included with this letter and we urge you to read it carefully. If you have not yet accepted the Offer, you still have the opportunity to do so. The Offer has been extended and is now scheduled to expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on January 4, 2002.

IF YOU HAVE ALREADY ACCEPTED THE OFFER:

     If you have already accepted the Offer, you do not need to take any action at this time. We urge you, however, to read the revised Offer Document carefully.

IF YOU HOLD HUNTINGDON ORDINARY SHARES AND WISH TO ACCEPT THE OFFER:

     If you hold Huntingdon ordinary shares and wish to accept the Offer, you may do so by using the document called the "Form of Acceptance", which was mailed to you with the October 16, 2001 version of the Offer Document.

     To accept the Offer, complete and sign the Form of Acceptance and return it by post to the Company (acting as receiving agent), at PO Box 353, Alconbury, Huntingdon, Cambridgeshire PE28 4BR. You must include your relevant share certificate(s) and/or other document(s) of title. To be valid, all documents must be received no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time) on January 4, 2002. When completing the Form of Acceptance, please follow the instructions set out on the Form of Acceptance and contained in the revised Offer Document.

IF YOU HOLD HUNTINGDON ADSS AND WISH TO ACCEPT THE OFFER:

     If you hold Huntingdon ADSs and wish to accept the Offer, you may do so by using the document called the "Letter of Transmittal", which was mailed to you with the October 16, 2001 version of the Offer Document.

     To accept the Offer, complete, sign and date the Letter of Transmittal and return it either (i) by post to The Bank of New York, Tender & Exchange Department, PO Box 11248, Church Street Station, New York, NY 10286-1248, (ii) by courier to The Bank of New York, Tender & Exchange Department, 385 Rifle Camp Road, 5th Floor, West Patterson, New Jersey 07424 or (iii) by hand to The Depositary Trust Company, 55 Water Street (Jeanette Street Entrance), New York, New York 10041. You must include the relevant Huntingdon ADRs evidencing such Huntingdon ADSs and/or other document(s) of title. If you cannot include the relevant ADRs evidencing your Huntingdon ADSs, please follow the "Guaranteed Delivery Procedures" set forth on page 61 of the Offer Document. To be valid, your acceptance must be received no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time) on January 4, 2002. When completing the Letter of Transmittal, please follow the instructions set out on the Letter of Transmittal and contained in the revised Offer Document.

IF YOU DO NOT WISH TO ACCEPT THE OFFER:

     If you do not wish to accept the Offer, you do not need to take any action. You should be aware, however, that if you do not accept the Offer, and the conditions to the Offer are satisfied, you are likely to become a minority shareholder in an unquoted UK company. WE, THEREFORE, URGE ALL HUNTINGDON SECURITYHOLDERS WHO HAVE NOT ACCEPTED THE OFFER TO DO SO AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS DESCRIBED ABOVE.

     As of 3:00 p.m. (London time), 10:00 a.m. (New York City time) on December 21, 2001, LSR had received acceptances in respect of a total of 255,093,638 Huntingdon Shares, representing approximately 86.9 percent of the existing issued ordinary share capital of Huntingdon.

IF YOU HAVE ADDITIONAL QUESTIONS:

     If you have additional questions regarding the procedure for accepting the Offer, or if you need additional copies of any documents, including the Form of Acceptance or Letter of Transmittal, please call either Huntingdon at (011) 44-1480-892-000 (in the United Kingdom) or at 1-732-873-2550, ext. 4824 (in the
United States) or call The Bank of New York at 1-800-507-9357.

                                Yours sincerely,

               Walter Stapfer                                   Andrew Baker
                 President                                   Executive Chairman
        Life Sciences Research, Inc.                 Huntingdon Life Sciences Group plc

This announcement does not constitute an offer of any securities for sale or an offer or an invitation to purchase any securities. HUNTINGDON SECURITYHOLDERS SHOULD READ THE OFFER DOCUMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

HUNTINGDON SECURITYHOLDERS SHOULD READ THE FOLLOWING DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS REGARDING THE OFFER (DESCRIBED ABOVE) THAT HAVE BEEN FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION:

    - LSR's preliminary offer document, any supplement thereto, the final offer document and exchange offer materials.

    - LSR's Registration Statement on Form S-4 and Schedule TO, each as amended, containing or incorporating by reference such documents and other information.

    - Huntingdon's Solicitation/Recommendation on Schedule 14D-9, as amended.

When these and other documents are filed with the SEC, they may be obtained free of charge through the SEC's website at http://www.sec.gov. Interested parties may read and copy any reports, statements and other information filed by Huntingdon and LSR at the US SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at +1-(800)-732-0330 for further information on public reference rooms. If you are a Huntingdon Securityholder you may also obtain free of charge each of these documents (when available) from Huntingdon by directing your request in writing to PO Box 353, Alconbury, Huntingdon, Cambridgeshire, PE28 4BR, England.

Life Sciences Research, Inc. is incorporated in Maryland, US and has been established solely for the purpose of making the Offer.

This announcement contains statements that may be forward-looking as defined in the US's Private Litigation Reform Act of 1995. These statements are based largely on Huntingdon's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Huntingdon's control, as more fully described in Huntingdon's Form 10-K for the year ended 31 December 2000, as filed with the US Securities and Exchange Commission.

  Not for release, publication or distribution in whole or in part in or into
                           Canada, Australia or Japan

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